LOAN AGREEMENT

THIS AGREEMENT is made as of September 13th, 2010

BETWEEN:

CHEETAH OIL & GAS LTD., a corporation incorporated under the laws of Nevada, having an office at 17 Victoria Road, Nanaimo,
British Columbia, V9R 4N9

(the “Borrower”)

AND:

Cornelius O’Connell., a person, having a residence at 919 St. Charles Street,
Victoria, British Columbia, V8S 3P7.

(the “Lender”)

WHEREAS:

A.

The Borrower has requested and the Lender has agreed to lend to the Borrower an aggregate principal amount of $24,000 USD (the “Loan), to be used by the Borrower for the PP-F 12-5 well at Belmont Lake Mississippi;

B.	The parties wish to record the terms and conditions of the Loan to be made pursuant to the terms of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSESS that pursuant to the premises and in consideration of the mutual covenants contained in this Agreement and the agreement of the Lender to advance funds to the Borrower, the parties covenant and agree as follows:

1.	LOAN

1.1	Loan. The Lender will advance funds on the following day: September 13th 2010

1.2

Interest Rate. The loan is to bear interest from the date the funds are advanced to the Borrower to the date of full repayment of all amounts outstanding under the Loan at 15% per annum, accruing daily before as well as after maturity, default or judgment (the “Interest Rate”).

1.3	Payment of Principal and Interest. The Borrower will pay to the Lender in full the principal amount of the Loan and all accrued Interest on the earlier to occur of:

(a)	Interest accrues daily and paid quarterly;

(b)	Payment of Principal two years from when the Borrower receives the funds; or

(c)	At anytime the Borrower wishes to pay back the loan during the two year term; or

(d)	the date that is 30 days following receipt from the Lender of a written demand for repayment in the event of default;

1.4	Repayment. The Borrower can pay the loan back at any time in part or in full during the two year loan period without penalty but no later than September 13th 2012.

1.5	Applications of Payments. All payments of cash made by the Borrower to the Lender are to firstly be applied to interest and secondly to the principal balance outstanding under the Loan.

1.6

Manner of Payments. The Borrower will make all payments to the Lender under this Agreement by wire transfer, cheque, direct deposit or bank draft in immediately available funds to such account or accounts of the Lender as the Lender may direct from time to time.

2.	COMPENSATION TO LENDER

2.1	Upon the Borrower receiving the funds in full, the Borrower will deliver to the Lender a warrant certificate in the amount of 200,000 Warrants.

2.2	Conversion Price. Each Warrant is priced at 12 cents in US Dollars.

2.3	Warrants. Each warrant exercisable at 12 cents in US Dollars for one share for a period of three years expiring on Sept 13th 2013.

3.	REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties of the Borrower. The Borrower represents and Warrants to the Lender that:

(a)

it has been duly incorporated, validly exists and is in good standing under the jurisdiction of its incorporation and each jurisdiction where it carries on business and has been duly licensed to carry on business in all jurisdictions where it is carrying on business,

(b)

it has the power and authority to enter into, execute and deliver and to keep, observe and perform all of the covenants, agreements and other obligations made by or imposed on it under this Agreement and the Security Agreement (together the “Loan Documents”).

(c)

there are no suits or judicial proceedings or proceedings before any governmental commission, board or other agency, actual, pending or to its knowledge threatened against it which involves a significant risk of a judgment or liability which, if satisfied, would have an adverse effect upon its financial position or the ability to meet its obligations under this Agreement or to grant the Loan Documents.

3	SECURITY OF LOAN

3.1

As security for the Borrower’s obligations under the Loan Agreement, the Borrower has agreed to pledge first charge on 100% of the Company’s 8% gross interest in the PPF-12 oil well at Belmont Lake Mississippi currently held until the debt is paid in full.

4	COVENANTS

4.1	Affirmative Covenants. Until such time that the Loan and any outstanding Interest are repaid in full, the Borrower will:

(a) pay all amounts due and owing to the Lender when due;

(b) at all times maintain its corporate existence and be registered or licensed to carry on business in all jurisdictions where the nature of its business makes it prudent to do so;

(c) preserve and protect the goodwill, assets, business and undertaking of the Borrower;

5.	EVENTS OF DEFAULT

5.1	Events of Default. Each of the following events constitutes a default by the Borrower under this Agreement (each, an “Event of Default”), unless the Lender Agrees to waive such default:

(a) the Borrower fails to pay any amount owing to the Lender under this Agreement when due, and such amounts remains unpaid for fifteen days;

	(b)	any of the representations or warranties of the Borrower in this Agreement are misleading, or incorrect in any material respect;

	(c)	an order is made or a resolution passed for the liquidation or winding-up of the Borrower; or

(e)

if the Borrower becomes insolvent, admits in writing its inability to pay its debts as they become due or otherwise acknowledges its insolvency, commits an act of bankruptcy, makes an assignment or bulk sale of its assets.

5.2	Remedies for Events of Default. Upon the occurrence of an Event of Default, the Lender may:

(a)

immediately declare due and payable the outstanding balance of the Loan and any unpaid accrued interest without presentment of the Notes, and without demand, protest or other notices of any kind, all of which are expressly waived by the Borrower; and/or

5.2	(b)	exercise any and all rights, powers, remedies and recourses available to the Lender under the Loan Documents, at law, in equity or otherwise.

5.3

Waiver of Default. The Lender may, in writing in his absolute discretion at any time and from time to time, waive any breach by the Borrower of any of its covenants in this Agreement, provided that any such waiver does not constitute a continuing waiver and does not constitute a waiver of any other term or provision of this Agreement.

5.4

No Waiver. No failure or delay on the part of the Lender in exercising any right, power or privilege under this Agreement operates as a waiver thereof; nor does any single or partial exercise of any right, power or privilege under this agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies in this Agreement expressly specified are cumulative and not exclusive of any rights or remedies which the Lender would otherwise have. The acceptance by the Lender of any payment of or on account of the Loan after a default or of any payment on account of any partial default is not to be construed to be a waiver of any right to take advantage of any future default or of any past default not completely cured thereby.

6.	GENERAL

6.1	Currency. All references to dollars or currency in this Agreement are to United States dollars.

6.2

Governing Law. This Agreement and all matters arising under it are to be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein, and each of the parties submit and attorn to the jurisdiction of the courts of British Columbia.

6.3	Headings. The headings are inserted for convenience only and are not to affect the interpretation of this Agreement.

6.4

Notice. All notices, demands and payments under this Agreement must be in writing and may be delivered personally, via e-mail or by facsimile transmission to the addresses set out on the first page of this Agreement or to such other addresses as may from time to time be notified in writing by the parties. All notices will be deemed to have been given and received on the next business day following the date of transmission or delivery, as the case may be.

6.5	Co-operation. Each of the parties will execute all such further documents and do all such further things as may reasonably be required by another party in order to give full effect to this Agreement.

6.6

Fees and Expenses. The Borrower will pay to the Lender all of its reasonable legal and other fees and disbursements in respect of the Loan, including the preparation, execution and carrying out of this Agreement, and on default will pay all costs, charges and expenses of the Lender taken to protect the Loan.
All such costs and expenses are payable by the Borrower to the Lender on demand, and in default of payment are to bear interest at the Interest Rate.

6.7

Confidentiality. All documents associated with this transaction are to be confidential and the parties will not disclose such documents to any other person except as may be required by law. Each party will use its reasonable efforts to provide prior notice to the other parties of any such discloser.

AS EVIDENCE OF THEIR AGREEMENT the parties have caused this Loan Agreement to be executed and delivered as of the date first noted above.

CHEETAH OIL & GAS LTD.

Per:	/s/ signed
Authorized Signatory

CORNELIUS O’CONNELL.

Per:	/s/ signed
Authorized Signatory